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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-80364, 333-01851, 33-84064, 333-42773,
333-42767, 333-65939, 333-33804) and Form S-8 (File Nos. 33-43788, 33-48610,
33-53802, 33-06191, 333-27907, 333-45558, 333-45562, 333-66602) of Plains
Resources Inc. of our report dated March 13, 2002, relating to the consolidated financial statements, which appear in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas
March 20, 2002